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                                                                    Exhibit 23.1



                         Consent of Independent Auditors



We consent to the use of our report dated January 18, 2001 included in the Annual Report (Form 10-K) of Northwest Airlines Corporation.

Our audit also included the financial statement schedule of Northwest Airlines Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-79215 and 333-45314) of Northwest Airlines Corporation and Northwest Airlines, Inc. and in the related Prospectuses, in the Registration Statement on Form S-3 (No. 333-69655) of Northwest Airlines Corporation and in the related Prospectus and in the Registration Statements on Form S-8 (Nos. 33-85220, 333-14445, 333-12571, 333-46045, 333-66253 and 333-75933) of Northwest
Airlines Corporation of our report dated January 18, 2001, with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report (Form 10-K) of Northwest Airlines Corporation.



                                                              ERNST & YOUNG LLP



Minneapolis, Minnesota
March 28, 2001